Exhibit 99.1

Guerrilla RF Receives $2.4 Million Purchase Order from Leading Automotive Supplier

Purchase order demonstrates growing demand for the Company’s key components that serve the autonomous and connected vehicle industry

GREENSBORO, NC—February 16, 2023—Guerrilla RF, Inc. (OTCQX: GUER), a leading provider of state-of-the-art radio frequency (RF) and microwave communications solutions, today announced that it received a $2.4 million purchase order from a leading automotive supplier. The purchase order amount is attributable to eight design wins that the company previously announced in November 2022 which is expected to generate an aggregate peak volume of 30 million units per year.

Kellie Chong, Chief Business Officer of Guerrilla RF commented, “As the future of autonomous and connected vehicles evolves, I believe that Guerrilla RF’s extensive expertise in this market will allow us to drive improvements in performance to meet the rigorous requirements of our customers. This purchase order which was issued five months ahead of schedule is a testament to how quickly the automotive market is evolving, and demonstrates how Guerrilla RF is able to provide solutions that exceed their specifications, thus accelerating the time-to-market for our customers and automotive manufacturers.”

Guerrilla RF provides wireless semiconductors and custom solutions to multiple key markets ranging from automotive, wireless audio, satellite radio, wireless infrastructure, 5G/4G cellular repeaters, to military and navigation technologies. The Company continues to position itself to seek listing on a senior stock exchange during 2023.

About Guerrilla RF, Inc.

Founded in 2013, Guerrilla RF, develops and manufactures high-performance state-of-the-art radiofrequency (RF) and microwave communication solutions for wireless OEMs in multiple high-growth market segments, that include network infrastructure for 5G/4G macro and small cell base stations, cellular repeaters/DAS, automotive telematics, military communications, navigation, and high-fidelity wireless audio. The Company has an extensive portfolio of 100+ high-performance RF and microwave semiconductor devices with 50+ new products in development. As one of the fastest growing semiconductor firms in the industry, Guerrilla RF drives innovation through its R&D to commercialization initiatives and focuses on product excellence and custom solutions to underserved markets. To date, the Company has shipped over 150 million devices and has repeatedly been included in Inc. Magazine’s annual "Inc. 5000" list. Guerrilla RF recently made the top "Inc. 500" list for the second year in a row. For more information, please visit https://guerrilla-rf.com or follow the Company on Twitter and LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the company's control. Actual results may differ materially from those in the forward-looking statements as a result of several factors, including those described in the Company's filings with the SEC available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact:

Sam Funchess, VP of Investor Relations

sfunchess@guerrilla-rf.com

+1 336 510 7840